Exhibit 99.1


                                               FOR IMMEDIATE RELEASE

                                               For more information, contact:
                                               Ira H. Stanley
                                               Vice President, Chief Financial
                                               Officer
                                               937/291-8051
                                               istanley@mcsinet.com


    MCSI, INC. RECEIVES PROPOSAL TO ACQUIRE ALL OF ITS OUTSTANDING SHARES


DAYTON, OHIO - January 22, 2001 - MCSi, Inc. (Nasdaq: MCSI) announced today that it has received a letter from Anthony W. Liberati, the former Chairman of its Board and a current director of its subsidiary, Zengine, Inc. (Nasdaq:
ZNGN), offering to purchase all of the outstanding common stock of MCSi for $22.00 cash.

The proposal is conditioned upon a number of factors, including but not limited to, the execution of a satisfactory definitive agreement, completion by him of the necessary due diligence, obtaining financing for the transaction, approval by MCSi's Board of Directors and stockholders, and receipt of all required regulatory approvals. Mr. Liberati's letter stated that he reserved the right to terminate this proposal if MCSi and he do not execute an acquisition agreement within a reasonable period of time.

The Board of Directors of MCSi, Inc. intends to meet during the week of January 22, 2001 to determine an appropriate response to Mr. Liberati's proposal.

The Board of Directors of MCSi, Inc. has not made any determination with respect to the proposed offer described above. This press release is not a substitute for any proxy statement that MCSi might file with the Securities and Exchange Commission should this proposed business transaction be approved by the Board of Directors and/or submitted to a vote of stockholders. If such a proxy statement is filed with the SEC, investors will be urged to read it, because it will

                                  -more-



MCSi, Inc.
Page 2
January 22, 2001


contain important information, including risk factors. Any such proxy statement, once filed, will be available, free of charge, at the SEC's website (www.sec.gov) and from MCSi. If a proxy statement is distributed by MCSi regarding this transaction, MCSi and its directors and certain of its executive officers would be involved in a solicitation of proxies made in connection with the proposed transaction. Information concerning MCSi's directors and executive officers will be available in the documents which would be filed with the SEC, including any proxy statement.

About MCSi

MCSi has emerged as the nation's leading systems integrator of state-of-the-art presentation and broadcast facilities. MCSi's foresight and ability to converge three key industries: audio-visual systems, broadcast media and computer technology, combined with design-build and engineering expertise, computer networking and configuration services, an extensive product line, and quality technical support services, has given MCSi a distinct advantage in the systems integration marketplace and contributed to the dramatic growth of the Company.

MCSi's scalable solutions address clients at every level of the business transaction continuum. Products and services are available directly through the Company and its 800 sales specialists, many of whom provide enterprise-wide solutions and/or work exclusively with clients on strategic initiatives. Customers benefit from MCSi's years of experience, extensive product knowledge, and strong relationships maintained with manufacturers and technology leaders. With the largest selection of audio-visual/presentation, computer, and office automation products and the legacy of technical support and field service in more than 126 locations across the U.S.A. and Canada, MCSi's customers are provided with a unique value that extends beyond the product. MCSi's products are also provided over a robust business-to-business e-commerce platform powered by its subsidiary, Zengine, Inc. Additional information regarding MCSi can be obtained at www.mcsinet.com (but is not part of this release).

THE MATTERS DISCUSSED IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD-LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF MCSi, THE OCCURRENCE OF WHICH INVOLVE RISKS AND UNCERTAINTIES WHICH INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, INDUSTRY TRENDS, FUNCTIONALITY OF HARDWARE AND SOFTWARE, ACTIONS OF COMPETITORS, MCSi'S ABILITY TO MANAGE ITS GROWTH, FACTORS RELATING TO ITS ACQUISITION/MERGER STRATEGY, ACTIONS OF REGULATORY AUTHORITIES, RESTRICTIONS IMPOSED BY ITS DEBT ARRANGEMENTS, DEPENDENCE UPON KEY PERSONNEL, DEPENDENCE UPON KEY SUPPLIERS, CUSTOMER DEMAND, RISKS RELATING TO INTERNATIONAL OPERATIONS, DEPENDENCE ON ITS COMPUTER SYSTEMS AND OTHER FACTORS. A COMPLETE DESCRIPTION OF THOSE FACTORS, AS WELL AS OTHER FACTORS WHICH COULD AFFECT MCSi'S BUSINESS, IS SET FORTH IN MCSi'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND ITS FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000. INVESTORS ARE CAUTIONED THAT ANY SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. FURTHERMORE, MCSi, INC. DOES NOT INTEND (AND IS NOT OBLIGATED) TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENT.

                                  -END-